                             AMENDED AND RESTATED
                             --------------------
                        INVESTOR STOCKHOLDERS AGREEMENT
                        -------------------------------


     DATED as of the _____ day of August, 1996,

                                 BY AND AMONG:

     DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation formerly known as Dura Automotive Holding, Inc. (the "Company");

                                    - and -

     Onex DHC LLC, a Wyoming limited liability company ("Onex");

                                    - and -

     J2R CORPORATION, a Delaware corporation ("J2R");

                                    - and -

     The other stockholders listed on the signature pages hereto;

                                    - and -

     Such other stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof.

     WHEREAS:

     A. The Company, Onex, J2R and the other stockholders are parties to an Investor Stockholders Agreement dated as of August 31, 1994 (the "Original Stockholders Agreement") and wish to amend and restate, in its entirety, the Original Stockholders Agreement.

     B. Certain terms used in this Agreement are defined in Article 1 of this Agreement.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


                                   ARTICLE I

                              Certain Definitions
                              -------------------

     1.1 Certain Definitions. When used in this Agreement the following terms shall have the respective meanings shown:

     "Affiliate" shall mean, with respect to any Person, any of (a) a director or executive officer of such Person, (b) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition and the definition of Independent Third Party, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

     "Business day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City.

     "Class A Common" means the Company's Class A Common Stock, par value $.01 per share.

     "Class B Common" means the Company's Class B Common Stock, par value $.01 per share.

     "Co-Investment Agreement" means that certain Co-Investment Agreement, dated as of March 30, 1990, between Onex and J2R, as amended from time to time.

     "Common Stock" means (i) any Class A Common or Class B Common purchased, issued to or otherwise acquired by any Stockholder and (ii) any equity securities issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Common Stock, such shares will continue to be Common Stock in the hands of any holder of such Common Stock (other than purchasers pursuant to a Public Sale).

     "Company" includes any successor to the Company resulting from any merger, consolidation or other reorganization of or including the Company.

     "Institutional Investor" means a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act (codified at 17 C.F.R.
(S)230.144A (1990)).

     "Other Stockholder" means any holder of Common Stock which is bound by and subject to this Agreement other than (i) Onex and its Affiliates and (ii) the transferees of Onex or its Affiliates.

     "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

     "Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) adopted under the Securities Act.

          "Registration Agreement" means the Registration Agreement, dated as of August 31, 1994, among the Company, Alkin Co. and the MC Stockholders (as defined therein), as such agreement may be amended, supplemented or modified from time to time.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Stockholder Shares" means any Common Stock, except that such Common Stock shall cease to constitute Stockholder Shares when it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "Stockholders" means Other Stockholders, Onex and its Affiliates and any of the transferees of Onex or its Affiliates which are bound by and subject to this Agreement.

          "Stockholders Agreement" means the Amended and Restated Stockholders Agreement, dated as of the date hereof, among the Company, Onex, J2R, Alkin Co., the HCI Stockholders (as defined therein) and the Management Stockholders (as defined therein), as such agreement may be amended, supplemented or modified from time to time.

                                  ARTICLE II

                       Board of Directors of the Company

          2.1 Board of Directors. From and after the date hereof and until the provisions of this Article 2 cease to be effective, each of the Stockholders will vote all of its voting stock of the Company, and will take, and will cause any Persons controlled by it to take, all other necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of the executive committee or an officer of the Company or otherwise), and the Company will take all necessary or desirable action within its control, in order to cause:

          (a) Subject to the Stockholders Agreement, the authorized number of directors on the Company's board of directors (the "Board") to be established at the number determined by Onex;

          (b)  the election to the Board of:

               (i) two representatives designated by J2R (by written notice to the Company, which shall furnish copies of such notice to each other party hereto) as MC Directors (as defined in the Stockholders Agreement);

               (ii) individuals designated by Onex (the "Onex Directors") as the remaining MC Directors;

          (c) at Onex's written request, the removal from the Board (with or without cause) of any representative designated hereunder by Onex, but only upon such written request and under no other circumstances;

          (d) at J2R's written request, the removal from the Board (with or without cause) of any representative designated by J2R, but only upon such written request and under no other circumstances; and

          (e) in the event that any representative designated hereunder by Onex or J2R for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board to be filled by a representative designated by Onex or J2R as provided hereunder.

                                  ARTICLE III

                   Restrictions on Transfer of Common Stock

          3.1 Transfer of Stockholder Stock. No Other Stockholder shall sell, transfer, assign, pledge, exchange or otherwise dispose of (a "Transfer") any interest in Common Stock except pursuant to the provisions of this Article III, the provisions of the Stockholders Agreement or pursuant to a Public Sale; provided that as between Onex and J2R, the provisions of the Co-Investment Agreement will govern any "transfer" (as defined for this purpose in the Co-Investment Agreement) and the provisions of Article III of this Agreement and the provisions of the Stockholders Agreement will not apply. Each Other Stockholder agrees not to consummate any Transfer pursuant to the provisions of
Section 3.2 until at least the minimum number of days required by Section 3.2 after the delivery of such other Stockholder's Offer Notice (as hereinafter defined), unless the parties to the Transfer have been finally determined pursuant to this Article III prior to the expiration of such period.

          3.2  First Offer Right.

          (a) In addition to Transfers pursuant to the Stockholders Agreement or a Public Sale, an Other Stockholder may Transfer an interest in Common Stock by complying with this Section 3.2. At least 60 days prior to making any Transfer by any Other Stockholder of any Common Stock (other than pursuant to the Stockholders Agreement or a Public Sale), the transferring Other Stockholder (the "Transferring Stockholder") will deliver a written notice (the "Offer Notice") to Onex. The Offer Notice will disclose the proposed number of shares of Common Stock (the "Subject Shares") to be transferred and, in reasonable detail, the proposed terms and conditions of the Transfer. First, Onex may elect to purchase all (but not less than all) of the Common Stock specified in the Offer Notice at the price in cash and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 45 days after the delivery of the Offer Notice. If Onex has elected to purchase the Subject Shares from the Transferring Stockholder, the transfer of such shares will be consummated as soon as practical after the delivery of the election notice, but in any event within 60 days after delivery of the Offer Notice (the "Consummation Period"). If Onex has not elected to purchase all of the Subject Shares being offered or if Onex elects to purchase the Subject Shares but does not consummate the purchase within the 60-day Consummation Period, the Transferring Stockholder may, within 60 days after the later of 45 days after delivery of the Offer Notice or if Onex does not consummate a purchase it elected to make, the expiration of the 60-day Consummation Period, Transfer such Subject Shares to one or more third parties at a price in cash and on other terms no more favorable to the transferees than offered to Onex in the offer Notice; provided that prior to such Transfer, such transferees shall have agreed in writing to be bound by the provisions of this Agreement. Any Subject Shares not transferred within such 60-day period will be subject to the provisions of this Section 3.2(a) upon subsequent Transfer and the Transferring Stockholder will not be entitled to deliver another Offer Notice for 90 days after the Transferring Stockholder has again become subject to this Section 3.2(a).

          (b) Onex may Transfer any of its rights under Section 3.2(a) to any of its Affiliates.

          (c) At least 15 days prior to the consummation of a Transfer pursuant to Section 3.2(a) where neither Onex nor J2R is a transferee (such 15-day period referred to herein as the "Exercise Period"), the Transferring Stockholder will deliver a notice to Onex and J2R stating the identity of the proposed transferee. In the event that Onex and J2R have a reasonable basis for objecting to such proposed transferee (such reasonable basis including, but not limited to, the status of such transferee as a competitor (or an Affiliate of a competitor) of Onex, an Affiliate of Onex, J2R, an Affiliate of J2R or the Company or a transferee being, in the good faith opinion of Onex and J2R, a Person which is incompatible with the business philosophy or integrity of Onex or J2R), Onex and J2R shall deliver to the Transferring Stockholder, during the Exercise Period, a notice of such objection setting forth the basis for the objection and the Transferring Stockholder shall not proceed with any further steps relating to the offer made by such transferee, shall not complete the transfer of the Subject Shares to such transferee and the offer so made shall no longer be considered an offer for the purposes of this Section 3.2; provided that this Section 3.2(c) will not apply to any Transfer made to an Institutional Investor that is not reasonably determined to be a competitor (or an Affiliate of a competitor) of Onex, J2R, an Affiliate of Onex, an Affiliate of J2R or the Company. No person will be deemed to be a competitor of Onex, J2R, an Affiliate of Onex, an Affiliate of J2R or the Company solely by reason of the engagement by such Person in financing or investment activities.

          3.3  Permitted Transfers.

          (a) The restrictions contained in this Article III shall not apply with respect to (i) any Transfer of Common Stock by any Stockholder to or among its Affiliates or (ii) any Transfer of Common Stock by any Other Stockholder to any other Other Stockholder; provided that the restrictions contained in this
Article III shall continue to be applicable to the Common Stock after any such Transfer and provided further that the transferees of such Common Stock shall have agreed in writing to be bound by the provisions of this Agreement affecting the Common Stock so transferred.

          (b) In the case of any Transfer pursuant to Section 3.3(a)(i) above to an Affiliate other than a Person described in clause (b) of the definition of "Affiliate", a transferee may at any time, and shall forthwith in the event that such transferee ceases to be an Affiliate of the transferor (other than a transferee pursuant to Section 3.3(a)(ii) above), Transfer back to such transferee all of the Common Stock held by it.

          3.4 Consents to Stock Transfers Pursuant to this Agreement. The Stockholders hereby consent, to the extent required by the Company's Amended and Restated Certificate of Incorporation, to any Transfer of Common Stock made as permitted by this Agreement and shall execute any more formal consents which counsel for the Company may determine to be reasonably necessary for that purpose.

                                  ARTICLE IV

                                 Miscellaneous

          4.1 Voting Agreement. The Other Stockholders shall at all times vote their Common Stock (to the extent they are entitled to vote the same) in the same manner as the Common Stock held by Onex is voted, on the election of directors and on all other matters which are submitted to a vote (or consent in lieu of voting) of the Company's stockholders and on which such Common Stock is entitled to vote (except to the extent such vote or consent would violate any applicable law and except with respect to stockholder voting on the merger or consolidation of the Company with another corporation or the sale of all or substantially all of the Company's assets), and for this purpose, shall execute and deliver to Onex (or its designees) proxies to vote such Common Stock in the same manner as the Common Stock held by Onex is voted. To the extent permitted by law, each Other Stockholder by its execution of this Agreement, irrevocably constitutes and appoints the Person who is at any time the president of Onex, its proxy to vote all of its Common Stock at any meeting of stockholders of the Company, or to give consent in lieu of voting, on any matter which is submitted for a vote or consent to the stockholders and on which such Common Stock is entitled to vote (except to the extent such vote or consent would violate any applicable law and except with respect to stockholder voting on the merger or consolidation of the Company with another corporation or the sale of all or substantially all of the Company's assets), provided that such Common Stock is voted or consent is given with respect to it in the same manner as the Common Stock held by Onex. Notwithstanding anything contained in this paragraph, such Stockholder's Common Stock shall not, except with the express consent of such Stockholder, be voted in favor of any resolution the effect of which will be to change such Stockholder's Common Stock or Onex's Common Stock, or convert or exchange such Stockholder's Common Stock or Onex's Common Stock into or for different securities, unless in every such case such Stockholder's Common Stock and Onex's Common Stock are thereby changed identically or converted into or exchanged for the same type of securities pro rata.

          4.2 Acknowledgement. The parties hereto acknowledge that, except as provided in the Company's Amended and Restated Certificate of Incorporation, the Class A Common and Class B Common will vote together as a single class and none of the classes of Common Stock will be entitled to a separate class vote, except as required by law.

          4.3 Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The securities represented by this certificate are subject to an Amended and Restated Investor Stockholders Agreement, dated as of August __, 1996, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Amended and Restated Investors Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with Section 1.1 hereof.

            4.4 Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by telex or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by telex or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Any such delivery shall be addressed to the intended recipient at the following addresses and telecopy numbers (or at such other address or telecopy number for a party as shall be specified by such party by like notice to the other parties):

            (a)  if to J2R or the Company:

                 c/o Hidden Creek Industries
                 4806 IDS Center
                 Minneapolis, Minnesota 55402
                 Attention: Scott D. Rued
                 Telecopy: (612) 332-2012

                 with a copy to:

                 Kirkland & Ellis
                 200 E. Randolph Drive
                 Chicago, Illinois 60601
                 Attention: Jeffrey C. Hammes, Esq.
                 Telecopy: (312) 861-2200

               (b)  if to Onex:

                    29th Floor (P.O. Box 153)
                    Commerce Court West
                    Toronto, Ontario
                    M5L 1E7
                    Attention: President
                    Telecopy: (416) 362-5765

                    with a copy to:

                    Kirkland & Ellis
                    200 E. Randolph Drive
                    Chicago, Illinois 60601
                    Attention: Jeffrey C. Hammes, Esq.
                    Telecopy: (312) 861-2200

               (c) if to any other person which becomes a party to this Agreement in accordance with the terms hereof, at the address or telecopy number for delivery of notices or communications given to all other parties by such party at such time.

Notices to any director of the Company shall be given:

               (a) by telephone or delivery in person to such director at the address (or telephone number) designated by him from time to time by notice to Onex and the Company (in the case of directors designated by an Other Stockholder) or to the Other Stockholders and the Company (in the case of directors designated by Onex), confirmed by letter to such address; or

               (b) by registered mail with postage prepaid. If a director has not designated an address, notice to such director may be given to his address last known to the Company.

               4.5 Extended Meanings. In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include all genders.

               4.6 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

               4.7 Applicable Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of New York.

               4.8  Time.  Time shall be of the essence of this Agreement.

          4.9 Severability. The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          4.10 Currency. References in this Agreement to monetary amounts shall be in United States currency unless otherwise expressly stated.

          4.11 Assignment. This Agreement shall be binding upon the parties hereto, all Other Stockholders and, to the extent expressly provided elsewhere in this Agreement, their respective permitted transferees and assigns (other than purchasers of Common Stock pursuant to a Public Sale), together with in each case all successors, heirs, executors and administrators thereof, and shall inure to the benefit of the parties hereto, all Other Stockholders and, to the extent expressly provided elsewhere in this Agreement, assigns of Onex, together, in each case, with all successors, heirs, executors and administrators thereof. The parties hereto agree that the rights of Onex contained in this Agreement are personal to Onex and may not be assigned to, and will not inure to the benefit of any transferees of Onex other than its Affiliates or, as expressly provided herein, the Company. Except an otherwise provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement.

          4.12 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the shares of Common Stock and, to the extent that any modification, amendment or waiver adversely affects the rights of the holders of any class of Common Stock, by the holders of at least a majority of shares of such adversely affected class of Common Stock. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

          4.13 Remedies. The Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          4.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

          4.15 Complete Agreement. This Agreement, the documents expressly referred to herein and the Registration Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way, except for the Co-Investment Agreement which will not be superseded or preempted as between Onex, J2R and their Affiliates.


                              *  *  *  *  *  *  *

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.


                                   DURA AUTOMOTIVE HOLDING, INC.


                                   By
                                     ---------------------------

                                   Its
                                      --------------------------


                                   ONEX U.S. INVESTMENTS, INC.


                                   By
                                     ---------------------------

                                   Its
                                      --------------------------


                                   J2R CORPORATION


                                   By
                                     ---------------------------

                                   Its
                                      --------------------------


                                   _____________________________
                                   S.A. Johnson



                                   _____________________________
                                   Scott D. Rued



                                   _____________________________
                                   Robert R. Hibbs



                                   _____________________________
                                   Mary L. Johnson